UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ILLINOIS TOOL WORKS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4797	36-1258310
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

155 Harlem Avenue, Glenview, IL 60025-4075
(Address of registrant’s principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
1.250% Notes due 2023 2.125% Notes due 2030	New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-183449

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.                                                        Description of Registrant’s Securities to be Registered

For a description of the securities to be registered hereunder, reference is made to the information under the headings “Description of Notes” on pages S-13 through S-22 of the Prospectus Supplement, dated May 19, 2015, and “Description of Debt Securities” on pages 5 through 12 of the Prospectus, dated August 21, 2012, each of which forms part of the registration statement on Form S-3 (Registration Statement No. 333-183449) of Illinois Tool Works Inc., which information is incorporated by reference and made part of this registration statement in its entirety.

Item 2.                                                         Exhibits

The securities to be registered hereunder are expected to be listed on the New York Stock Exchange, the exchange on which the common stock, $0.01 par value per share, of Illinois Tool Works Inc. is currently listed. Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Securities and Exchange Commission in connection with this Registration Statement:

1.1
Indenture between Illinois Tool Works Inc. and The First National Bank of Chicago, as Trustee, dated as of November 1, 1986, filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed on January 15, 1999 (Commission File No. 333-70691) and incorporated herein by reference.

1.2
First Supplemental Indenture between Illinois Tool Works Inc. and Harris Trust and Savings Bank, as Trustee, dated as of May 1, 1990, filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-3 filed on January 15, 1999 (Commission File No. 333-70691) and incorporated herein by reference.

1.3
Officers’ Certificate, dated May 22, 2015, establishing the terms, and setting forth the forms, of the 1.250% Notes due 2023 and the 2.125% Notes due 2030, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 22, 2015 (Commission File No. 1-4797) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Illinois Tool Works Inc.

By:	/s/ Andrew R. Stark
Name: Andrew R. Stark
Title: Vice President and Treasurer

Dated:  June 16, 2015

EXHIBIT INDEX

Exhibit Number	Description
1.1
Indenture between Illinois Tool Works Inc. and The First National Bank of Chicago, as Trustee, dated as of November 1, 1986, filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed on January 15, 1999 (Commission File No. 333-70691) and incorporated herein by reference.

1.2
First Supplemental Indenture between Illinois Tool Works Inc. and Harris Trust and Savings Bank, as Trustee, dated as of May 1, 1990, filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-3 filed on January 15, 1999 (Commission File No. 333-70691) and incorporated herein by reference.

1.3
Officers’ Certificate, dated May 22, 2015, establishing the terms, and setting forth the forms, of the 1.250% Notes due 2023 and the 2.125% Notes due 2030, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 22, 2015 (Commission File No. 1-4797) and incorporated herein by reference.